UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 23, 2019
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)

(267) 317-9139
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	AGFSW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2019, two wholly-owned subsidiaries of AgroFresh Solutions, Inc. (the “Company”), AgroFresh Inc. and AF Solutions Holdings LLC, entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of July 31, 2015 (the “Credit Agreement”), with Bank of Montreal, as administrative agent (the “Agent”), and the lenders party thereto. Pursuant to the Amendment, the parties amended the revolving facility pursuant to the Credit Agreement by (i) extending the maturity of the revolving credit facility under the Credit Agreement from December 31, 2020 to April 1, 2021, and (ii) modifying the existing maximum Senior Secured Net Leverage Ratio applicable solely to the Revolving Facility for the fiscal quarters ending December 31, 2019 to September 30, 2020 from 5.50:1.00 to 5:75:1.00. Other than the foregoing, the Amendment does not modify the terms of the Credit Agreement.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 8.01 Other Events

On December 23, 2019, the Company issued a press release regarding the matters described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Amendment No. 3 to the Credit Agreement dated July 31, 2015.
99.1	Press Release issued by the Company on December 23, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 23, 2019

AGROFRESH SOLUTIONS, INC.
By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel